Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-70745, 333-36764) of Oneida Financial Corp. of our report dated January 24, 2003 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Syracuse, New York
March 26, 2004